                                                                      Exhibit 11

                  SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                      (In Thousands, Except Per Share Data)
                                   (Unaudited)

                                                Three Months       Three Months
                                                    Ended             Ended
                                                September 30       September 30
                                                    1996               1995

Primary
-------

Net Income                                      $      214         $    1,687
                                                ==========         ==========

Weighted Average Shares Outstanding              7,878,605          7,686,490

Incremental Shares from Assumed
       Exercise of Stock Options                   136,746            271,383
                                                ----------         ----------

Total Shares                                     8,015,351          7,957,873
                                                ==========         ==========

Primary Per Share Amounts
-------------------------

Net Income                                      $     0.03         $     0.21
                                                ==========         ==========
Fully Diluted *
-------------

Net Income                                      $      214         $    1,687
                                                ==========         ==========

Weighted Average Shares Outstanding              7,878,605          7,686,490

Incremental Shares from Assumed
       Exercise of Stock Options                   136,746            295,715
                                                ----------         ----------

Total Shares                                     8,015,351          7,982,205
                                                ==========         ==========

Fully Diluted Per Share Amounts
-------------------------------

Net Income                                      $     0.03         $     0.21
                                                ==========         ==========


* Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.
